EXHIBIT 10.3

AMENDMENT NO. 2 TO THE

2013 EQUITY INCENTIVE AWARD PLAN

OF PRICESMART, INC.

    This Amendment No. 2 to the PriceSmart, Inc. 2013 Equity Award Plan (the “Plan”), is effective as of July 16, 2019.

1.    Section 6.3 of the Plan is hereby amended by adding the following new sub-section (c):

“(c)    The Option shall vest in full upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Option in his or her capacity as an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.”

2.    Section 7.3 of the Plan is hereby amended by adding the following sentence at the end of the Section:

“The Restricted Stock shall become fully vested upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Award of Restricted Stock in his or her capacity as an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.”

3.    Section 8.3 of the Plan is hereby amended by adding the following sentence at the end of the Section:

“The Restricted Stock Units shall become fully vested upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Award of Restricted Stock Units in his or her capacity as an an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service; provided,  however, that the Restricted Stock Units shall not become fully vested accordance with the last sentence of this Section 8.3 if doing so would result in the imposition of any excise tax under Section 409A of the Code.”

4.    Article 9 of the Plan is hereby amended by adding the following new Section 9.6:

“9.6    Accelerated Vesting.  To the extent that any Performance Award, Dividend Equivalent award and/or Stock Payment award includes service based vesting criteria, such service based vesting criteria shall be deemed achieved upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received such Award in his or her capacity as Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.”

5.    Section 10.2 of the Plan is hereby amended by adding the following new sub-section (c):

“(c)    The Stock Appreciation Right shall vest in full upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Award of such Stock Appreciation Right in his or her capacity as an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.”

6.    Except as expressly amended hereby, the Plan shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Executive Vice President, General Counsel and Secretary of PriceSmart, Inc. has duly executed this Amendment No. 1 to be effective as of July 16, 2019.

PRICESMART, INC.

By:	/s/ FRANCISCO VELASCO
Name:	Francisco Velasco
Title:	Executive Vice President, General Counsel and Secretary

[Amendment No. 2 to 2013 Equity Incentive Award Plan]